                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the New 1998 Executive Stock Option Plan of ReSound Corporation of our report dated January 23, 1998, with respect to the consolidated financial statements and schedule of ReSound Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP
Palo Alto, California
August 12, 1998